State of Delaware
                                                  Secretary of State
                                                  Division of Corporation
                                                  Delivered 12:10 PM  12/01/2005
                                                  FILED 12:11 PM 12/01/2005
                                                  SRV 050975208 - 0818944 FILE


                                    RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                               CONAGRA FOODS, INC.

     First: The name of the corporation is ConAgra Foods, Inc. (the "Corporation" or "Company"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 5, 1975. The name of the Corporation when it was originally incorporated was ConAgra, Inc.

     Second: This Restated Certificate of Incorporation restates and integrates the provisions of the Certificate of Incorporation of the Corporation as heretofore amended and supplemented without any further amendments and without any discrepancy between the provisions of the Certificate of Incorporation of the Corporation as heretofore amended and supplemented and the provisions of this Restated Certificate of Incorporation. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation on December 1, 2005 in accordance with Section 245 of the General Corporation Law of the State of Delaware.

     Third: The Certificate of Incorporation of the Corporation is restated to read in its entirety as follows:

                                    ARTICLE I

                                      NAME

     The name of the Corporation shall be ConAgra Foods, Inc.

                                   ARTICLE II

                              REGISTERED OFFICE AND
                                REGISTERED AGENT

     The street address of the registered office of the Corporation is 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE III

                                    PURPOSES

     The general nature of the business and the objects and purposes proposed to be transacted, promoted and carried on by the Corporation are to do any and all of the things herein mentioned as fully and to the same extent as natural persons might or could do and in any part of the world, including:

(a) To manufacture, purchase, acquire, prepare, produce, own, hold, store, process, prepare for market, preserve, package, deal in, trade in, sell, distribute, mortgage, pledge and dispose of flour, feed grain, agricultural products, articles manufactured from agricultural products, and any articles, materials, ingredients, goods, wares, merchandise, products, machinery, equipment and property related or incidental thereto or useful, necessary or convenient in connection therewith.

(b) To operate factories, warehouses, elevators, and other buildings for manufacturing, buying, selling, handling, and storing flour, feed grain, agricultural products and articles manufactured from agricultural products, to conduct a public warehouse business, and to engage in, carry on, or otherwise  conduct,  or  employ  others to  conduct,  general  research  or investigation for the development of new or improved products or by-products and the use of such products or by-products as food, and for improving the ease or efficiency of the products, operations and procedures of the Corporation or for other purposes.

(c) To promote, institute, enter into, conduct, perform, assist or participate in every kind of commercial, agricultural, mercantile, manufacturing, mining or industrial enterprise, business, work, contract, undertaking, venture and operation in any part of the world and, for any such purpose, to purchase, lease and otherwise acquire, take over, hold, sell, liquidate and otherwise dispose of the real estate, crops, livestock, plants, equipment, inventory, merchandise, materials, stock, good will, rights, franchises, concessions, patents, trademarks and trade names and other properties of the corporations, associations, partnerships, firms, trustees, syndicates, ventures, combinations, organizations and other entities located in or organized under the laws of any part of the world; to continue, alter, exchange and develop their business, assume their liabilities, guarantee or become surety for the performance of their obligations, reorganize their capital and participate in any way in their affairs, and to take over, as a going concern and to continue in its own name, any business so acquired, all in accordance with and to the extent permitted by law.

(d) To borrow or raise moneys for any of the purposes of the Corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute, issue, and grant promissory notes, drafts, bills of exchange, warrants, options, bonds, debentures, and other negotiable or non-negotiable instruments, evidences of indebtedness and agreements; to secure the payment thereof and of the interest thereon and the performance thereof by mortgage upon, or pledge, conveyance, or assignment in trust of, the whole or any part of the assets of the Corporation, whether at the time owned or thereafter acquired; and to sell, pledge, or otherwise dispose of such securities or other obligations of the Corporation for its corporate purposes.

(e) To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations of the State of Delaware or any other state, country, nation or government and, while the owner of said stock, to exercise all the rights, powers, and privileges of ownership, including the right to vote thereon.

(f) To pay for any property, securities, rights or interests acquired by this Corporation in cash or other property, rights or interests held by this Corporation, or by issuing and delivering in exchange therefor its own property, stock, shares, bonds, debentures, notes, warrants for stock, certificates of indebtedness or other obligations or securities howsoever evidenced.

(g) To carry on all or any part of its business objects or purposes as principal, factor, agent, contractor or otherwise, either alone or as a member of, or associated with any corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization, joint venture or entity in any part of the world.

(h) In carrying on its business and for the purpose of furthering its objects and purposes, to enter into and perform agreements and contracts of any nature with any government, state, territory, district, municipality, political or governmental division or subdivision, body politic, corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization or entity whatsoever.

(i) To have one or more offices, to carry on all or any of its operations and business and, without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories or Colonies of the United States, and in any and all foreign countries, subject to the laws of any such State, District, Territory, Colony or Country.

     It is the intention that the objects and purposes specified in the foregoing clauses of this Article shall not be in any wise limited or restricted by reference to or inference from the terms of any other clause of this or any other Articles in these Articles of Incorporation, but that the objects and purposes specified in each of the clauses of this Article shall be regarded as independent objects and purposes. It is also the intention that said clauses be constructed both as purposes and powers; and generally, that the corporation shall be authorized to exercise and enjoy all other powers, rights, and privileges granted to or conferred upon a corporation of this character by the laws of the State of Delaware, and the enumeration of certain powers as herein specified is not intended as exclusive of or as waiver of any of the powers, rights or privileges granted or conferred by the laws of said State, now or hereinafter in force.

                                   ARTICLE IV

                                AUTHORIZED SHARES

     The total number of shares which this corporation shall have authority to issue is One Billion Two Hundred Eighteen Million Fifty Thousand (1,218,050,000) shares, divided into One Billion Two Hundred Million (1,200,000,000) shares of Common Stock of a par value of Five Dollars ($5.00) per share; One Hundred Fifty Thousand (150,000) shares of Class B Preferred Stock of a par value of Fifty Dollars ($50.00) per share; Two Hundred Fifty Thousand (250,000) shares of Class C Preferred Stock of a par value of One Hundred Dollars ($100.00) per share; One Million One Hundred Thousand (1,100,000) shares of Class D Preferred Stock without par value; and Sixteen Million Five Hundred Fifty Thousand (16,550,000) shares of Class E Preferred Stock without par value.

     The Class B Preferred Stock of this corporation may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of this Class shall be identical except as to the following relative rights and preferences as to which there may be variations between different series within Class B as determined by the Board of Directors: (a) the rate of dividend; (b) whether the shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (c) the amount payable upon shares in event of voluntary or involuntary liquidation; (d) sinking fund provisions, if any, for the redemption or purchase of shares; and (e) the terms and conditions, if any, on which shares may be converted.

     The Class C Preferred Stock of this corporation may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The shares of this Class shall not have any priority over Class B Preferred Stock as to payment of dividends or as to distribution of assets upon liquidation, distribution or winding up of the corporation. All shares of this Class shall be identical except as to the following relative rights and preferences as to which there may be variations between different series within Class C as determined by the Board of Directors: (a) whether such shares shall be granted voting rights and, if so, to what extent and upon what terms and conditions; (b) the rates and times at which, and the terms and conditions on which, dividends on such shares shall be paid and any dividend rights of cumulation; (c) whether such shares shall be granted conversion rights and, if so, upon what terms and conditions;
(d) whether the corporation shall have the right to redeem such shares and, if so, upon what terms and conditions; (e) the liquidation rights (if any) of such shares, including whether such shares shall enjoy any liquidation preference over the common stock; and (f) such other designations, preferences, relative rights and limitations (if any) attaching to such shares.

     The Class D Preferred Stock of this corporation may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The shares of this Class shall not have any priority over Class B Preferred Stock or Class C Preferred Stock as to the payment of dividends or as to the distribution of assets upon liquidation, distribution or winding up of the corporation. All shares of this Class shall be identical except as to the following relative right and preferences as to which there may be variations between different series within Class D as determined by the Board of Directors: (a) whether such shares shall be granted voting rights and, if so, to what extent and upon what terms and conditions; (b) the rates and times at which, and the terms and conditions on which, dividends on such shares shall be paid and any dividend rights of cumulation; (c) whether such shares shall be granted conversion rights and, if so, upon what terms and conditions; (d) whether the corporation shall have the right to redeem such shares and, if so, upon what terms and conditions;
(e) the liquidation rights (if any) of such shares, including whether such shares shall enjoy any liquidation preference over the common stock; and (f) such other designations, preferences, relative rights and limitations (if any) attaching to such shares.

     The Class E Preferred Stock of this corporation may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The shares of this Class shall not have any priority over Class B Preferred Stock, Class C Preferred Stock or Class D Preferred Stock as to the payment of dividends or as to the distribution of assets upon liquidation, distribution or winding up of the corporation. All shares of this Class shall be identical except as to the following relative rights and preferences as to which there may be variations between different series within Class E as determined by the Board of Directors:
(a) whether such shares shall be granted voting rights and, if so, to what extent and upon what terms and conditions; (b) the rates and times at which, and the terms and conditions on which, dividends on such shares shall be paid and any dividend rights of cumulation; (c) whether such shares shall be granted conversion rights and, if so, upon what terms and conditions; (d) whether the corporation shall have the right to redeem such shares and, if so, upon what terms and conditions; (e) the liquidation rights (if any) of such shares, including whether such shares shall enjoy any liquidation preference over the common stock; and (f) such other designations, preferences, relative rights and limitations (if any) attaching to such shares.

     No transfer of stock of this corporation shall be operative until entered upon the books of the corporation.

                                    ARTICLE V

                                 INDEMNIFICATION

     The Corporation shall, to the extent required, and may, to the extent permitted, by Section 102 and Section 145 of Delaware General Corporation Law as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. With respect to acts or omissions occurring on or after September 18, 1986, no director shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

     Notwithstanding  the foregoing,  the  indemnification  provided for in this
ARTICLE V shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under any by-law of this Corporation, agreement, vote or consent of stockholders or disinterested directors or otherwise.

                                   ARTICLE VI

                                    DURATION

     The Corporation shall have perpetual existence.

                                   ARTICLE VII

                                     POWERS

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and it is expressly provided that they are intended to be in furtherance and not in limitation or exclusion of the powers conferred by the statutes of the State of Delaware.

(a) The affairs of this Corporation shall be conducted by a Board of Directors. The number of directors of the Corporation, not less than nine (9) nor more than sixteen (16), shall be fixed from time to time by the By-Laws. Until the annual election of directors by the stockholders of the Corporation in 2008, the directors of the Corporation shall be divided into three classes:
     Class I, Class II and Class III, each such class, as nearly as possible, to have the same number of directors. The term of office of the class of directors elected in 2003 shall expire at the annual election of directors by the stockholders of the Corporation in 2006, the term of office of the class of directors elected in 2004 shall expire at the annual election of directors by the stockholders of the Corporation in 2007, and the term of office of the class of directors elected in 2005 shall expire at the annual election of directors by the stockholders of the Corporation in 2008, or in each case thereafter when their respective successors are elected by the stockholders and qualify. At each annual election of directors by the stockholders of the Corporation held after 2005, the directors chosen to succeed those whose terms are then expired shall be elected by the stockholders of the Corporation for a term ending at the annual election of directors by the stockholders of the Corporation following the annual election of directors by the stockholders of the Corporation at which the director was elected, or thereafter when their respective successors in each case are elected by the stockholders and qualify. Commencing with the annual election of directors by the stockholders of the Corporation in 2008, the classification of the Board of Directors shall terminate and all directors shall be of one class.

(b) The books of the Corporation may be kept within or without the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.

(c) The Board of Directors may make, alter or repeal the By-Laws of the Corporation except as otherwise provided therein.

(d) The Board of Directors may authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation, may hold meetings outside the State of Delaware, may declare and pay stock dividends, and may set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserves in the manner in which it was created.

(e) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors is hereby empowered to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statues of Delaware, of this certificate of incorporation and of any By-Laws from time to time made by the stockholders; provided, however, that no By-Laws so made shall invalidate any prior act of the Board of Directors which would have been valid if such By-Laws had not been made.

                                  ARTICLE VIII

                            MEETINGS OF STOCKHOLDERS

     The time for holding meetings of Stockholders for the election of a Board of Directors and for holding any special meetings of the Stockholders shall be as provided for by the By-Laws adopted by the Board of Directors.

                                   ARTICLE IX

                                    AMENDMENT

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon Stockholders herein are granted subject to this reservation.

                                    ARTICLE X

                              INTERESTED DIRECTORS

     No contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the Shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE XI

                                PRIVATE PROPERTY

     The private property of the Stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                                   ARTICLE XII

                        EFFECTS OF BUSINESS COMBINATIONS

     The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgement in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located.

                                  ARTICLE XIII

                   ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS

     Any action required or permitted to be taken by the holders of the capital stock of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing of such holders.

                                   ARTICLE XIV

                           PROHIBITION OF "GREENMAIL"

A. Any purchase or other acquisition, directly or indirectly, in one or more transactions, by the Company or any Subsidiary (as hereinafter defined) of the Company of any shares of Voting Stock (as hereinafter defined) or any Voting Stock Right (as hereinafter defined) known by the Company to be beneficially owned by any Interested Stockholder (as hereinafter defined) who has purchased or otherwise acquired any such Voting Stock or Voting Stock Right within two years prior to the date of such purchase or other acquisition from the Company or Subsidiary shall, except as hereinafter expressly provided, require the affirmative vote of at least a majority of all votes entitled to be cast by the holders of the Voting Stock (excluding Voting Stock held by an Interested Stockholder) voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition by the Company or any of its Subsidiaries of Voting Stock or Voting Stock Rights purchased at or below Fair Market Value (as hereinafter defined) or made as part of a tender or exchange offer made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder or in a Public Transaction (as hereinafter defined).

B. For the purposes of this Article XIV:

     1. An "Affiliate" of, or a person "Affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

     2. The term "Associate" used to indicate a relationship with any person, means (1) any corporation or organization (other than the Company or a Subsidiary of the Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 5% or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

     3. A person shall be a "beneficial owner" of any Voting Stock or Voting Stock Right:

(a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

(b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) any right to vote pursuant to any agreement, arrangement or understanding; or

(c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any security of any class of the Company or any of its Subsidiaries.

(d) For the purposes of determining whether a person is an Interested Stockholder, the relevant class of securities outstanding shall be deemed to include all such securities of which such person is deemed to be the "beneficial owner" through application of this subparagraph 3, but shall not include any other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion right, warrants or options, or otherwise, but are not yet issued.

4. "Fair Market Value" means, for any share of Voting Stock or any Voting Stock Right, the average of the closing sale prices during the 30-day period immediately preceding the repurchase of such Voting Stock or Voting Stock Right, as the case may be, on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such Voting Stock or Voting Stock Right, as the case may be, is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such Voting Stock or Voting Stock Rights, as the case may be, is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such Voting Stock or Voting Stock Right, as the case may be, is listed, or if such Voting Stock or Voting Stock Right, as the case may be, is not listed on any such exchange, the average of the closing bid quotations with respect to a share of such Voting Stock or Voting Stock Right, as the case may be, during the 90-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the Fair Market Value on the date in question of a share of such Voting Stock or Voting Stock Right, as the case may be, as determined by the Board of Directors in good faith.

5. "Interested Stockholder" shall mean any person (other than (i) the Company, (ii) any of its Subsidiaries, (iii) any benefit plan or trust of or for the benefit of the Company or any of its Subsidiaries, (iv) any trustee, agent or other representative of any of the foregoing, or (v) any person who beneficially owned more than 3% of any class of Voting Stock on July 11, 1985), who or which:

(a) is the beneficial owner, directly or indirectly, of more than 3% of any class of Voting Stock (or Voting Stock Rights with respect to more than 3% of any such class); or

(b) is an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 3% of any class of Voting Stock (or Voting Stock Rights with respect to more than 3% of any such class); or

(c) is an assignee of or has otherwise succeeded to any shares of any class of Voting Stock (or Voting Stock Rights with respect to more than 3% of any such class) which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, unless such assignment or succession shall have occurred pursuant to any Public Transaction or a series of transactions including a Public Transaction.

     6. A "person" shall mean any individual, firm, corporation or other entity (including a "group" within the meaning of Section 13(d) of the Exchange Act).

     7. A "Public Transaction" shall mean any (i) purchase of shares offered pursuant to an effective registration statement under the Securities Act of 1933, or (ii) open market purchases of shares if, in either such case, the price and other terms of sale are not negotiated by the purchaser and seller of the beneficial interest in the shares.

     8. The term "Subsidiary" shall mean any corporation at least a majority of the outstanding securities of which having ordinary voting power to elect a majority of the board of directors of such corporation (whether or not any other class of securities has or might have voting power by reason of the happening of a contingency) is at the time owned or controlled directly or indirectly by the Company or one of more Subsidiaries or by the Company and one or more Subsidiaries.

     9. The term "Voting Stock" shall mean stock of all classes and series of the Company entitled to vote generally in the election of directors.

     10. The term "Voting Stock Right" shall mean any security convertible into, and any warrant, option or other right of any kind to acquire beneficial ownership of, any Voting Stock, other than securities issued pursuant to any of the Company's employee benefit plans.

C. A majority of the Board of Directors shall have the power and duty to determine for the purposes of this Article XIV, on the basis of information known to it after reasonable inquiry, all facts necessary to determine compliance with this Article XIV, including without limitation,

     1. whether:

(a)  a person is an Interested Stockholder;

(b) any Voting Stock and Voting Stock Right is beneficially owned by any person;

(c)  a person is an Affiliate or Associate of another;

(d)  a transaction is a Public Transaction; and

     2. the Fair Market Value of any Voting Stock or Voting Stock Right.

D. Notwithstanding anything contained in this Certificate to the contrary, the affirmative vote of at least a majority of all votes entitled to be cast by the holders of capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article XIV or to adopt any provision inconsistent herewith.

     IN  WITNESS  WHEREOF,   ConAgra  Foods,   Inc.  has  caused  this  Restated
Certificate of Incorporation to be signed by an authorized officer, as of this 1st day of December, 2005.


                            CONAGRA FOODS, INC.


                            By:      /s/ Owen C. Johnson
                              Name: Owen C. Johnson
                              Office: Executive Vice President, Organization and Administration, and Corporate Secretary